Exhibit 10.1

BALLOON PAYMENT PROMISSORY NOTE

$ 500,000.00	Date: October 28, 2020

For value received, the undersigned ADOMANI Inc. (the "Borrower"), at 4740 Green River Road Suite 106 Corona, CA 92878, promises to pay to the order of Envirotech Drive Systems Incorporated I and SRI Professional Services, Incorporated (the "Lender"), at 4100 Newport Place Dr. Suite 670, Newport Beach CA 92660 (or at such other place as the Lender may designate in writing), the sum of $500,000.00 no interest from October 28, 2020, on the unpaid principal. A loan origination fee at the rate of 49,999.00 upon receipt of wire funds.

I.	TERMS OF REPAYMENT
A.	Payments

The unpaid principal shall be payable in one installment of $500,000, due upon the borrower securing additional financing or issuance of additional stock on or before December 31, 2020. If no financing or additional stock is issued on or before December 31, 2020 full and final payment is due on or before April 27, 2021.

THE BORROWER UNDERSTANDS A BALLOON PAYMENT MAY BE DUE ON THE DUE DATE.

B.	Application of Payments

All payments on this Note shall be applied first in payment of principal.

C.	Acceleration of Debt

If any installment is not paid when due, the remaining unpaid principal balance shall become due immediately at the option of the Lender.

II.	PREPAYMENT

The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

III.	COLLECTION COSTS

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

IV.	DEFAULT

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

1)	the failure of the Borrower to pay the principal when due;
2)	the death of the Borrower or Lender;
3)	the filing of bankruptcy proceedings involving the Borrower as a Debtor;
4)	the application for the appointment of a receiver for the Borrower;
5)	the making of a general assignment for the benefit of the Borrower's creditors;
6)	the insolvency of the Borrower;
7)	a misrepresentation by the Bo1TOwer to the Lender for the purpose of obtaining or extending credit.
V.	SEVERABILITY

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

VI.	MISCELLANEOUS

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and demand of this Note.

No delay in enforcing at1y right of the Lender under this Note, or assignment by Lender of this Note, or failure to accelerate the debt evidenced hereby by reason of default in the payment of a installment or the acceptance of a past-due installment shall be construed as a waiver of the right of Lender to thereafter insist upon strict compliance with the terms of this Note without notice being given to Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

VII.	GOVERNING LAW

This Note shall be construed in accordance with the laws of the State of California.

VIII.	SIGNATURES

This Note shall be signed by Michael K. Menerey, Chief Financial Officer, on behalf of Adomani Inc. (Borrower) and Susan Emry, Chief Accounting Officer on behalf of Envirotech Drive Systems Incorporated (Lender)

IN WITNESS WHEREOF, this Agreement has been executed and delivered in the manner prescribed by law as of the date first written above.

Borrower:

ADOMANI

Inc.

Date:	10/28/2020

Lender:

Envirotech Drive Systems Incorporated / SRI Professional Services Incorporated

		Date:	10/30/2020
By:
Susan Emry, Chief Accounting Officer